Exhibit 10.23.1
[CASTLE BRANDS LOGO]
October 17, 2005
Mr. David Phelan
Executive Vice President, Castle Brands Inc.
Managing Director, Castle Brands Spirits Group Limited
Victoria House
Haddington Road
Dublin 4
Ireland
Dear Dave,
     Reference is made to the two letter agreements, dated August 4, 2005, among yourself, Castle Brands Inc. and Castle Brands Spirits Group Limited, establishing your consultancy with the companies. As discussed, this letter will confirm our agreement pursuant to which the terms of the aforesaid letter agreements are amended by changing the date October 1, 2005 to December 1, 2005 and changing the date March 31, 2006 to May 31, 2007.
     If the foregoing properly reflects our agreement, please execute a copy of this letter and return it to me whereupon this letter will become an effective amendment to the aforesaid letter agreements.
Very best regards,

Castle Brands Inc.		Castle Brands Spirits Group Limited

By:	/s/ Keith A. Bellinger	By:	/s/ Keith A. Bellinger

Name:	Keith A. Bellinger	Name:	Keith A. Bellinger
Title:	Chief Operating Officer	Title:	Director

Accepted and agreed
as of the date first written above:

/s/ David Phelan

David Phelan
570 Lexington Avenue, 29th Floor, New York, New York 10022
Voice (646) 356-0200/Fax (646) 356-0222
www.castlebrandsinc.com